EXHIBIT 99.1

TRANSOCEAN LTD. REPORTS SECOND QUARTER 2016 RESULTS

•	Contract drilling revenues were $918 million, compared to $1.11 billion in the first quarter of 2016; Other revenues were $25 million, compared with $230 million in the prior quarter;
•	Operating and maintenance expense was $500 million, down from $665 million in the prior period;
•	Net income attributable to controlling interest was $77 million, $0.21 per diluted share, compared with $249 million, $0.68 per diluted share, in the first quarter of 2016;
•

Adjusted net income was $64 million, $0.17 per diluted share, excluding $13 million of net favorable items.  This compares with $254 million, $0.69 per diluted share, in the prior quarter, excluding $5 million of net unfavorable items;

•	The Annual Effective Tax Rate(1) was 16.3 percent, compared with 22.8 percent in the first quarter of 2016;
•	Cash flows from operating activities were $207 million, compared with $631 million in the previous quarter;
•	Revenue efficiency(2) was 96.5 percent, up from 95.0 percent in the first quarter of 2016; and
•	Contract backlog was $13.7 billion as of the July 2016 Fleet Status Report.

ZUG, SWITZERLAND—August 3, 2016—Transocean Ltd. (NYSE: RIG) today reported net income attributable to controlling interest of $77 million, $0.21 per diluted share, for the three months ended June 30, 2016.  Second quarter 2016 results included net favorable items of $13 million, $0.04 per diluted share, as follows:

•	$38 million, $0.10 per diluted share, in net gains on early debt retirements; and
•	$5 million, $0.01 per diluted share, associated with gains on rig disposals and discontinued operations.

These net favorable items were partially offset by:

•	$18 million, $0.04 per diluted share, related to the loss on impairment of assets;
•	$7 million, $0.02 per diluted share, in restructuring costs including employee severance; and
•	$5 million, $0.01 per diluted share, in discrete tax expense.

After consideration of these net favorable items, second quarter 2016 adjusted net income was $64 million, or $0.17 per diluted share.

For the three months ended June 30, 2015, the company reported a net income attributable to controlling interest of $342 million, or $0.93 per diluted share.  The second quarter of 2015 included net unfavorable items of $66 million, $0.18 per diluted share, associated with losses on the impairment of the midwater floater asset group and other assets classified as held for sale, partially offset by Macondo-related settlements and insurance recoveries.  After consideration of these net unfavorable items, adjusted net income was $408 million, or $1.11 per diluted share.

Contract drilling revenues for the three months ended June 30, 2016, decreased $193 million sequentially to $918 million due primarily to lower rig utilization(3) and dayrates.  The decrease was partially offset by contributions from the newbuild, ultra‑deepwater drillships Deepwater Proteus and Deepwater Thalassa and the reactivated harsh‑environment floater Henry  Goodrich, and higher revenue efficiency.

Other revenues decreased $205 million sequentially to $25 million due primarily to significant first quarter 2016 early contract termination fees.

Operating and maintenance expense was $500 million, down from $665 million in the previous quarter.  The decrease was due largely to reduced activity and lower stacking costs.  The quarter was also favorably impacted by a decline in reactivation costs associated with the Henry Goodrich, and lower shore-based expenses.

General and administrative expense was $42 million, down from $43 million in the first quarter of 2016.

Depreciation expense was $225 million, compared with $217 million in the previous quarter.  The increase was primarily associated with the commencement of operations of the newbuild drillships.

The Effective Tax Rate(4) was 16.2 percent, down from 22.4 percent in the first quarter of 2016.  The Annual Effective Tax Rate was 16.3 percent, down from 22.8 percent in the previous quarter.  The decrease was due largely to changes in adjusted pre-tax income and the mix of operating results from certain jurisdictions.  As a result, income tax expense included a benefit of $22 million, $0.06 per diluted share, to reflect the decrease in the Annual Effective Tax Rate to 21.5 percent for the six months ended June 30, 2016, from 22.8 percent in the previous quarter.

Interest expense, net of amounts capitalized, was $95 million, compared with $89 million in the prior quarter.  Capitalized interest decreased $9 million sequentially to $40 million due primarily to the commencement of operations of the newbuild drillships.  Interest income was $4 million, compared with $6 million in the prior quarter.

Cash flows from operating activities were $207 million, compared with $631 million in the prior quarter.  The decline was largely related to early contract termination fees that primarily impacted the first quarter of 2016.

Capital expenditures totaled $458 million, up from $368 million in the prior quarter.  The increase was primarily associated with the company’s newbuild program.  Capital expenditures in the second quarter of 2016 included shipyard payments primarily on the contracted newbuild, ultra-deepwater drillships Deepwater Pontus and Deepwater Conqueror.

“I am very pleased with the company’s second quarter operating and financial results,” said President and Chief Executive Officer Jeremy Thigpen.  “Thanks to the continued focus and commitment of the entire Transocean team, we delivered excellent safety and uptime performance for our customers, resulting in 96.5 percent quarterly revenue efficiency.  We also continued to improve our cost structure through the streamlining of both our organization and our processes.”

“In addition to the strong operating results, we further strengthened our balance sheet, and enhanced our liquidity position, by closing a $1.25 billion note offering and simultaneous tender to repurchase debt,” said Executive Vice President and Chief Financial Officer Mark Mey.  “We also announced the merger agreement to acquire the remaining interest in Transocean Partners which will improve our liquidity position going forward.”

Additionally, Thigpen said, “though we continue to face market headwinds, the combination of our industry-leading backlog, exceptional operating performance, and solid financial position ensures that we will maintain our position as the industry’s leading deepwater driller.”

Non-GAAP Financial Measures

All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells.  The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates one of the most versatile offshore drilling fleets in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 60 mobile offshore drilling units consisting of 29 ultra-deepwater floaters, seven harsh-environment floaters, four deepwater floaters, 10 midwater floaters and 10 high-specification jackups.  In addition, the company has five ultra-deepwater drillships and five high-specification jackups under construction or under contract to be constructed.

For more information about Transocean, please visit: www.deepwater.com.

Conference Call Information

Transocean will conduct a teleconference starting at 9 a.m. EDT, 3 p.m. CEST, on Thursday, August 4, 2016, to discuss the results.  To participate, dial +1 913-981-5519 and refer to confirmation code 3940977 approximately 10 minutes prior to the scheduled start time.

The teleconference will be simulcast in a listen-only mode over the Internet and can be accessed on Transocean’s website, www.deepwater.com, by selecting “Investor Relations/Overview.”  Supplemental materials that may be referenced during the teleconference will be posted to Transocean’s website and can be found by selecting “Investor Relations/Financial Reports.”

A replay of the conference call will be available after 12 p.m. EDT, 6 p.m. CEST, on August 4, 2016. The replay, which will be archived for approximately 30 days, can be accessed at +1 719-457-0820, passcode 3940977, and PIN 9876. The replay will also be available on the company’s website.

Forward-Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements contain words such as "possible," "intend," "will," "if," "expect," or other similar expressions.  Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.  As a result, actual results could differ materially from those indicated in these forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs, the benefits, effects or results of the anticipated merger with Transocean Partners LLC, the failure to obtain Transocean Partners LLC unitholder approval for the merger and the satisfaction of other conditions to the consummation of the merger and other factors, including those and other risks discussed in the company's most recent Annual Report on Form 10-K for the year ended December 31, 2015, and in the company's other filings with the SEC, which are available free of charge on the SEC's website at:  www.sec.gov.  Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements.  All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements.  Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.  All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at:  www.deepwater.com.

This press release, or referenced documents, do not constitute an offer to sell, or a solicitation of an offer to buy, any securities, and do not constitute an offering prospectus within the meaning of article 652a or article 1156 of the Swiss Code of Obligations.  Investors must rely on their own evaluation of Transocean and its securities, including the merits and risks involved.  Nothing contained herein is, or shall be relied on as, a promise or representation as to the future performance of Transocean.

Notes

(1)

Annual Effective Tax Rate is defined as income tax expense from continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes), divided by income from continuing operations before income tax expense excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.  See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

(2)

Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.  See the accompanying schedule entitled “Revenue Efficiency.”

(3)

Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.  See the accompanying schedule entitled “Utilization.”

(4)

Effective Tax Rate is defined as income tax expense for continuing operations divided by income from continuing operations before income taxes.  See the accompanying schedule entitled “Supplemental Effective Tax Rate Analysis.”

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Diane Vento

+1 713-232-8015

Media Contact:

Pam Easton

+1 713-232-7647

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2016	2015	2016	2015
Operating revenues
Contract drilling revenues	$918	$1,777	$2,029	$3,777
Other revenues	25	107	255	150
	943	1,884	2,284	3,927
Costs and expenses
Operating and maintenance	500	197	1,165	1,281
Depreciation	225	249	442	540
General and administrative	42	44	85	90
	767	490	1,692	1,911
Loss on impairment	(20)	(890)	(23)	(1,826)
Gain (loss) on disposal of assets, net	(2)	2	(1)	(5)
Operating income	154	506	568	185

Other income (expense), net
Interest income	4	6	10	12
Interest expense, net of amounts capitalized	(95)	(120)	(184)	(236)
Gain on retirement of debt	38	—	38	—
Other, net	3	(5)	2	42
	(50)	(119)	(134)	(182)
Income from continuing operations before income tax expense	104	387	434	3
Income tax expense	17	40	91	123
Income (loss) from continuing operations	87	347	343	(120)
Income (loss) from discontinued operations, net of tax	1	1	—	(1)

Net income (loss)	88	348	343	(121)
Net income attributable to noncontrolling interest	11	6	17	20
Net income (loss) attributable to controlling interest	$77	$342	$326	$(141)

Earnings (loss) per share-basic
Earnings (loss) from continuing operations	$0.21	$0.93	$0.88	$(0.39)
Earnings (loss) from discontinued operations	—	—	—	—
Earnings (loss) per share	$0.21	$0.93	$0.88	$(0.39)

Earnings (loss) per share-diluted
Earnings (loss) from continuing operations	$0.21	$0.93	$0.88	$(0.39)
Earnings (loss) from discontinued operations	—	—	—	—
Earnings (loss) per share	$0.21	$0.93	$0.88	$(0.39)

Weighted-average shares outstanding
Basic	365	363	365	363
Diluted	365	363	365	363

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per share data)

(Unaudited)

	June 30,	December 31,
	2016	2015

Assets
Cash and cash equivalents	$2,153	$2,339
Accounts receivable, net of allowance for doubtful accounts of less than $1 at June 30, 2016 and December 31, 2015	936	1,379
Materials and supplies, net of allowance for obsolescence of $159 and $148 at June 30, 2016 and December 31, 2015, respectively	597	635
Assets held for sale	2	8
Restricted cash	360	340
Other current assets	81	84
Total current assets	4,129	4,785

Property and equipment	26,977	26,274
Less accumulated depreciation	(5,888)	(5,456)
Property and equipment, net	21,089	20,818
Deferred income taxes, net	256	316
Other assets	365	410
Total assets	$25,839	$26,329

Liabilities and equity
Accounts payable	$279	$448
Accrued income taxes	57	82
Debt due within one year	1,063	1,093
Other current liabilities	800	1,046
Total current liabilities	2,199	2,669

Long-term debt	7,155	7,397
Deferred income taxes, net	300	339
Other long-term liabilities	1,027	1,108
Total long-term liabilities	8,482	8,844

Commitments and contingencies
Redeemable noncontrolling interest	18	8

Shares, CHF 0.10 par value, 393,397,220 authorized, 167,617,649 conditionally authorized, 370,967,382 issued and 365,389,695 outstanding at June 30, 2016 and CHF 15.00 par value, 396,260,487 authorized, 167,617,649 conditionally authorized, 373,830,649 issued and 364,035,397 outstanding at December 31, 2015	34	5,193
Additional paid-in capital	10,680	5,739
Treasury shares, at cost, 2,863,267 held at December 31, 2015	—	(240)
Retained earnings	4,466	4,140
Accumulated other comprehensive loss	(343)	(334)
Total controlling interest shareholders’ equity	14,837	14,498
Noncontrolling interest	303	310
Total equity	15,140	14,808
Total liabilities and equity	$25,839	$26,329

TRANSOCEAN LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six months ended
	June 30,
	2016	2015

Cash flows from operating activities
Net income (loss)	$343	$(121)
Adjustments to reconcile to net cash provided by operating activities
Depreciation	442	540
Share-based compensation expense	26	33
Loss on impairment	23	1,826
Loss on disposal of assets, net	1	5
Gain on retirement of debt	(38)	—
Deferred income tax expense (benefit)	14	(90)
Other, net	7	21
Changes in deferred revenues, net	(28)	(107)
Changes in deferred costs, net	54	116
Changes in operating assets and liabilities	(6)	(386)
Net cash provided by operating activities	838	1,837

Cash flows from investing activities
Capital expenditures	(826)	(396)
Proceeds from disposal of assets, net	15	33
Proceeds from repayment of loans receivable	—	15
Net cash used in investing activities	(811)	(348)

Cash flows from financing activities
Repayments of debt	(251)	(69)
Deposit to cash account restricted for financing activities	(24)	—
Proceeds from cash investments restricted for financing activities	73	57
Distributions of qualifying additional paid-in capital	—	(327)
Distributions to holders of noncontrolling interest	(16)	(14)
Other, net	5	(2)
Net cash used in financing activities	(213)	(355)

Net increase (decrease) in cash and cash equivalents	(186)	1,134
Cash and cash equivalents at beginning of period	2,339	2,635
Cash and cash equivalents at end of period	$2,153	$3,769

TRANSOCEAN LTD. AND SUBSIDIARIES

FLEET OPERATING STATISTICS

	Operating Revenues (in millions)
	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Contract drilling revenues
Ultra-Deepwater Floaters	$556	$621	$853	$1,177	$1,785
Harsh Environment Floaters	100	181	241	281	502
Deepwater Floaters	51	85	162	136	381
Midwater Floaters	133	138	381	271	810
High-Specification Jackups	74	82	136	157	291
Contract intangible revenue	4	4	4	7	8
Total contract drilling revenues	918	1,111	1,777	2,029	3,777

Other revenues
Customer early termination fees	9	209	66	218	66
Customer reimbursement revenues and other	16	21	41	37	84
Total other revenues	25	230	107	255	150
Total revenues	$943	$1,341	$1,884	$2,284	$3,927

	Average Daily Revenue (1)
	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Ultra-Deepwater Floaters	$503,000	$490,300	$531,400	$496,200	$532,900
Harsh Environment Floaters	343,500	548,600	513,300	452,500	522,600
Deepwater Floaters	238,600	310,000	364,000	278,600	351,100
Midwater Floaters	304,600	361,400	338,800	331,200	341,200
High-Specification Jackups	137,900	150,200	172,100	114,100	173,300
Total Drilling Fleet	$353,700	395,400	$399,700	$375,400	$398,800

(1) Average daily revenue is defined as contract drilling revenues earned per operating day. An operating day is defined as a calendar day during which a rig is contracted to earn a dayrate during the firm contract period after commencement of operations.

TRANSOCEAN LTD. AND SUBSIDIARIES

FLEET OPERATING STATISTICS (continued)

	Utilization (2)
	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Ultra-Deepwater Floaters	43%	50%	65%	46%	66%
Harsh Environment Floaters	46%	52%	74%	49%	76%
Deepwater Floaters	52%	60%	71%	56%	79%
Midwater Floaters	48%	39%	89%	43%	87%
High-Specification Jackups	59%	60%	87%	60%	93%
Total Drilling Fleet	47%	51%	75%	49%	77%

(2) Rig utilization is defined as the total number of operating days divided by the total number of available rig calendar days in the measurement period, expressed as a percentage.

	Revenue Efficiency (3)
	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Ultra-Deepwater Floaters	97.2%	94.3%	97.0%	95.6%	97.1%
Harsh Environment Floaters	98.3%	98.6%	98.4%	98.5%	97.5%
Deepwater Floaters	96.9%	97.4%	100.3%	97.2%	97.7%
Midwater Floaters	98.6%	97.6%	95.3%	98.1%	93.2%
High-Specification Jackups	86.8%	86.7%	98.6%	86.7%	99.0%
Total Drilling Fleet	96.5%	95.0%	97.2%	95.7%	96.5%

(3) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage.  Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Ltd. and Subsidiaries

Supplemental Effective Tax Rate Analysis

(In US$ millions, except tax rates)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2016	2016	2015	2016	2015
Income from continuing operations before income taxes	$104	$330	$387	$434	$3
Add back (subtract):
Litigation matters	—	—	(788)	—	(788)
Restructuring charges	8	5	12	13	17
Loss on impairment of goodwill and other assets	20	3	890	23	1,826
Gain on disposal of other assets, net	(4)	(1)	(3)	(5)	(5)
Gain on retirement of debt	(38)	—	—	(38)	—
Adjusted income from continuing operations before income taxes	90	337	498	427	1,053

Income tax expense from continuing operations	17	74	40	91	123
Add back (subtract):
Litigation matters	—	—	(53)	—	-53
Restructuring charges	1	1	1	2	1
Loss on impairment of goodwill and other assets	2	1	93	3	155
Loss on disposal of other assets, net	—	—	2	—	1
Changes in estimates (1)	(5)	1	1	(4)	—
Adjusted income tax expense from continuing operations (2)	$15	$77	$84	$92	$227

Effective Tax Rate (3)	16.2%	22.4%	10.3%	21.0%	4,100.0%

Annual Effective Tax Rate (4)	16.3%	22.8%	16.9%	21.5%	21.6%

(1)

Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

(2)

The three and six months ended June 30, 2016 includes $(22) million of additional tax expense (benefit) reflecting the catch-up effect of an increase (decrease) in the annual effective tax rate from the previous quarter estimate.

(3)	Effective Tax Rate is income tax expense for continuing operations, divided by income from continuing operations before income taxes.
(4)

Annual Effective Tax Rate is income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income from continuing operations before income tax expense excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Ltd. and Subsidiaries

Non-GAAP Financial Measures and Reconciliations

Adjusted Net Income and Adjusted Diluted Earnings Per Share

(in US$ millions, except per share data)

	YTD	QTD	QTD
	06/30/16	06/30/16	03/31/16
Adjusted Net Income
Net income attributable to controlling interest, as reported	$326	$77	$249
Add back (subtract):
Restructuring charges	11	7	4
Loss on impairment of assets	20	18	2
Gain on disposal of assets, net	(5)	(4)	(1)
Gain on retirement of debt	(38)	(38)	—
(Income) loss from discontinued operations	—	(1)	1
Discrete tax items and other, net	4	5	(1)
Net income, as adjusted	$318	$64	$254

Adjusted Diluted Earnings Per Share:
Diluted earnings (loss) per share, as reported	$0.88	$0.21	$0.68
Add back (subtract):
Restructuring charges	0.03	0.02	0.01
Loss on impairment of assets	0.05	0.04	—
Gain on disposal of assets, net	(0.01)	(0.01)	—
Gain on retirement of debt	(0.10)	(0.10)	—
(Income) loss from discontinued operations	—	—	—
Discrete tax items and other, net	0.01	0.01	—
Diluted earnings per share, as adjusted	$0.86	$0.17	$0.69

	YTD	QTD	YTD	QTD	YTD	QTD	QTD
	12/31/15	12/31/15	09/30/15	09/30/15	06/30/15	06/30/15	03/31/15
Adjusted Net Income
Net income (loss) attributable to controlling interest, as reported	$791	$611	$180	$321	$(141)	$342	$(483)
Add back (subtract):
Litigation matters	(735)	—	(735)	—	(735)	(735)	—
Restructuring charges	40	22	18	2	16	11	5
Loss on impairment of assets	1,713	29	1,684	13	1,671	797	874
Gain on disposal of assets, net	(12)	(5)	(7)	(1)	(6)	(5)	(1)
Gain on retirement of debt	(23)	(16)	(7)	(7)	—	—	—
Gain on disposal of assets in discontinued operations	(1)	—	(1)	(1)	—	—	—
(Income) loss from discontinued operations	(1)	1	(2)	(3)	1	(1)	2
Discrete tax items and other, net	(35)	(27)	(8)	(8)	—	(1)	1
Net income, as adjusted	$1,737	$615	$1,122	$316	$806	$408	$398

Adjusted Diluted Earnings Per Share:
Diluted earnings (loss) per share, as reported	$2.16	$1.66	$0.49	$0.88	$(0.39)	$0.93	$(1.33)
Add back (subtract):
Litigation matters	(2.02)	—	(2.02)	—	(2.02)	(2.02)	—
Restructuring charges	0.11	0.06	0.04	—	0.04	0.03	0.01
Loss on impairment of assets	4.67	0.08	4.61	0.03	4.60	2.18	2.41
Gain on disposal of assets, net	(0.02)	(0.01)	(0.02)	—	(0.02)	(0.01)	—
Gain on retirement of debt	(0.06)	(0.04)	(0.02)	(0.02)	—	—	—
Gain on disposal of assets in discontinued operations	—	—	—	—	—	—	—
(Income) loss from discontinued operations	—	—	—	—	—	—	0.01
Discrete tax items and other, net	(0.10)	(0.07)	(0.02)	(0.02)	—	—	—
Diluted earnings per share, as adjusted	$4.74	$1.68	$3.06	$0.87	$2.21	$1.11	$1.10